EXHIBIT 10.5

                         NON-PLAN STOCK OPTION AGREEMENT
                         -------------------------------


         THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of the 7th day of August, 2006 between DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Company"), and Andy Roesch (the "Optionee").

                                    RECITALS
                                    --------

         WHEREAS, in connection with that certain (i) Employment Agreement, dated as of the date hereof between Paketeria GmbH ("Paketeria") and the Optionee, and (ii) Common Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), between Paketeria and the Company, and the transactions contemplated thereby, the parties hereto are entering into this Agreement;

         WHEREAS, the Purchase Agreement states that, as a condition to its effectiveness, the Company and the Optionee enter into this Agreement; and

         WHEREAS the Board of Directors of the Company (the "Board"), authorized the grant to Optionee, an option to purchase 150,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock").

         WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the terms of such option.

         Accordingly, the parties hereto agree as follows:

         1. Grant of Option; Exercise Price.

            (a) Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the option (the "Option") to purchase, from the Company, up to 150,000 shares of Common Stock ("Option Shares") at a price per share of $______ (the "Exercise Price"). The Option Shares and the Exercise Price are subject to adjustment in accordance with the provisions set forth in
Section 5 below.

            (b) The Optionee shall deliver a fully executed Form W-8 to the Company, dated as of the date hereof, in the form of Exhibit A hereto.

         2. Non-Incentive Stock Option. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

         3. Vesting of Option. This Option shall vest and thereby become exercisable in three equal parts, of which (a) one-third of the Option Shares (50,000 shares) shall vest upon Complete Execution (as defined below) of a licence agreement for the sixtieth (60th) Paketeria store, (b) one-third of the Option Shares (50,000 shares) shall vest upon Complete Execution of a licence agreement for the seventy-fifth (75th) Paketeria store, and (c) the remaining one-third of the Option Shares (50,000 shares) shall vest upon Complete
Execution of a licence agreement for the one-hundred and fifteenth (115th) Paketeria store. For purposes of this Agreement, "Complete Execution" shall mean, with respect to each license agreement executed by the Paketeria, (i) a fully executed license agreement between Paketeria and a licensee, (ii) the licensee shall pay the Paketeria, and/or provide the Paketeria with evidence of sufficient financing to fund the payment of, both the license fee required pursuant to the license agreement and the reasonable "build-out" costs of such licensee's store, and (iii) if necessary, acceptance of such [licensee/license agreement] by the Kreditanstalt fur Wiederaufbau.

         4. Termination of Option. This Option shall terminate (x) to the extent vested, upon the earlier of (i) August 7, 2011 (the "Expiration Date"), and (ii) the date ninety (90) days from the date on which Optionee ceases to be an employee of Paketeria for any reason, and (y) to the extent unvested, upon the earlier of (i) the Expiration Date, and (ii) the date on which Optionee ceases to be an employee of the Company for any reason.

         5. Adjustments.

            (a) In the event of a stock split, stock dividend, combination of shares, or any other similar change in the Common Stock as a whole, the Board shall make equitable, proportionate adjustments in the number and kind of shares covered by the Option and in the Exercise Price.

            (b) In the event of any  reclassification  or  reorganization of the outstanding shares of Common Stock other than a change covered by subsection (a) hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), the Optionee shall have the right thereafter (until the expiration of the right of exercise of this Option) to receive upon the exercise hereof after such event, for the same aggregate Exercise Price payable hereunder immediately prior to such reclassification, reorganization, merger or consolidation, the amount and kind of consideration receivable by a holder of the number of shares of Common Stock obtainable upon exercise of this Option immediately prior to such event. The provisions of this subsection (b) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

         6. Manner of Exercise. This Option may be exercised by the delivery to the Company of a written notice signed by the Optionee in the form of Exhibit B hereto, together with either (i) full payment of the purchase price therefor in cash or by certified check payable to the order of the Company, or (ii) irrevocable instructions to a broker designated or approved by the Company to sell shares of Common Stock equal to the Option Shares and promptly deliver to the Company a portion of the proceeds thereof equal to the Exercise Price and any applicable withholding taxes. The Optionee may be required to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to delivering to Optionee the Option Shares. This Option may not be exercised with respect to a fractional share.

         7. Restriction on Transfer.

            (a) This Option may not be assigned or transferred and during the Optionee's lifetime may be exercised only by Optionee.

            (b) Notwithstanding anything in this Agreement to the contrary, the Optionee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Options Shares acquired by him without registration under the Securities Act of 1933, as amended (the "Securities Act"), or that in the event that they are not so registered, unless (i) an exemption from the Securities Act requirements is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

         8. Miscellaneous.

            (a) Notices. Any notice or communication hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the following address (or to such other address as either party shall from time to time specify):

                          If to the Company:        Data Systems & Software Inc.
                                                    200 Route 17
                                                    Mahwah, New Jersey  07340
                                                    Attention:  Secretary

                          If to the Optionee:       Mr. Andy Roesch
                                                    Kornblumenring 3
                                                    12357 Berlin


            (b) Stockholder Rights. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

            (c) Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

            (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Optionee and the Company.

            (e) Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

            (f) Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives, any rights, remedies, obligations or liabilities.

            (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the Delaware General Corporation Law.

            (h) Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

            (i) Severability. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

            (j) Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

            (k) Waiver of Jury Trial. Each party hereto waives any right it may have to a trial by jury in any action or proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort, equity or any other theory). Each party certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party to this Agreement would not, in the event of litigation, seek to enforce the foregoing waiver and acknowledges that all parties hereto have been induced to enter into this Agreement by, among other things, the waivers and certifications contained in this Section 8(k).

                          [Signature Page(s) Follow(s)]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                    DATA SYSTEMS & SOFTWARE INC.



                                                    By:
                                                       -------------------------
                                                       Name:
                                                       Title



                                                    OPTIONEE



                                                    By:
                                                       -------------------------
                                                       Andy Roesch

                     Roesch Option Agreement Signature Page

                                    EXHIBIT A



                                    FORM W-8
                                    --------

                                    EXHIBIT B


                              OPTION EXERCISE FORM
                              --------------------



DATA SYSTEMS & SOFTWARE INC.
200 ROUTE 17
MAHWAH, NJ  07430

Gentlemen:

                  I hereby exercise the following portion of the stock options that have heretofore been granted to me under the Non-Plan Stock Option Agreement by and between myself and Data Systems & Software Inc. dated as of August [ ], 2006:

                  Date of grant                      August 7, 2006
                                                     --------------
                  Exercise price per share             $
                                                       --------
                  Number of options originally granted   150,000
                                                       ---------
                  Number of options currently held
                  Number of options being exercised hereby
                  In connection with this exercise [check one]:
                  _____ I enclose my check in the amount of $
                  _____ I am delivering to a broker designated or approved by the Company irrevocable instructions to (i) sell shares of Common Stock acquired upon exercise and (ii) promptly deliver to the Company a portion of the proceeds thereof equal to the Exercise Price and any applicable withholding taxes.

                  I hereby agree to execute whatever other documents are necessary in order to comply with the Agreement and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Agreement.


Optionee (Signature)

-------------------------
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